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                                                                   Exhibit 10.20






                       TECHNOLOGY LICENSING COMPANY, LLC

                                      AND

                                FORTDOVE LIMITED





                           --------------------------

                           SOFTWARE LICENCE AGREEMENT

                           --------------------------
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                                    CONTENTS



CLAUSE                                                                      PAGE

1.      Definitions............................................................1

2.      Licence to use the Software............................................4

3.      The Licensor's Rights in the Software..................................6

4.      Royalty Charges and Payment............................................7

5.      Software Warranty......................................................7

6.      Intellectual Property Rights Indemnity.................................9

7.      Limitation of Liability...............................................10

8.      Term, Termination and Effects of Termination..........................10

9.      Escrow................................................................11

10.     Non-Solicitation......................................................11

11.     Joint Oversight Committee.............................................12

12.     Dispute Resolution....................................................12

13.     Confidentiality.......................................................13

14.     General Provisions....................................................14

15.     Counterparts..........................................................16

SCHEDULE A  The Software and Products licensed under these terms and conditions are as follows:....................................................18

SCHEDULE B  Agreed form End User Sub-licence..................................24

SCHEDULE C  Support and Maintenance Agreement.................................38

SCHEDULE D  Definition of Europe..............................................51

SCHEDULE E  Agreed From Escrow Agreement......................................53

SCHEDULE F  Specifications....................................................68

SCHEDULE G  Software/Products Capable of Sublicence..........................112
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THIS SOFTWARE LICENCE AGREEMENT ("the Agreement") is made on the     day of
         2000

BETWEEN

(1) TECHNOLOGY LICENSING COMPANY LLC, with its principal place of business at 6 W. Druid Hills Drive, Atlanta, Georgia 30329 ("the Licensor"); and

(2) FORTDOVE LIMITED, registered in England and Wales under company number 3841799 with its registered office at 200 Aldersgate Street, London EC1A 4JJ ("the Licensee")

1.   DEFINITIONS

1.1  In this Agreement, the following words and phrases have these meanings:

     "AMERICAS" means all countries and territories in continental North America and continental South America (including Central America) and includes any territories of the United States of America not forming part of continental North America;

     "BTI GROUP" means those travel agents which from time to time are party to a partnership agreement with Business Travel International ("BTI"), a Dutch registered company;

     "CORPORATE TRAVEL SERVICES" means travel services provided to a business entity's employees and/or contractors which are paid for or reimbursed by such business entity which has contracted directly with Licensee or with a travel agency, web portal, or other entity to provide such services;

     "DELIVERY" (WITH "DELIVER" AND "DELIVERED" BEING CONSTRUED ACCORDINGLY) means in respect of any Software Release the point in time from which such Software Release is first used in a live environment with a Customer, other than a test customer provided always that such Software shall be deemed to be Delivered 3 months from the date upon which such Software is first installed by the Licensee;

     "EFFECTIVE DATE" means the date hereof, unless otherwise agreed in writing between the parties;

     "ENHANCEMENT" means changes to the Product that provide additional features and/or functionality, expanding the capabilities of the Product, or so significantly expand a function as to be considered a new function;

     "ESCROW AGREEMENT" means an agreement for the deposit of the source code relating to the Software in the form set out in Schedule E; "GROUP" means, in relation to a company, that company and each subsidiary of the company and its subsidiaries for the time being;

     "HOGG ROBINSON GROUP" means the Group of companies of which Hogg Robinson plc is the ultimate holding company, together with all its travel franchisees;

     "ICC" means Independent Computer Company Limited, which prior to the date of this Agreement was contracted to distribute the TTG Software in part of the Territory;

     "IMPROVEMENTS" means new functionality that addresses areas that were not covered in the Initial Software Release for the Product, or so significantly expands a function as to be considered a new function;

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"INTELLECTUAL PROPERTY" means all letters patent, trade marks and service marks, registered designs, utility models, applications for any of the foregoing and the right to apply therefor in any part of the world; design rights, copyrights, topography rights, brand names, trade names, logos and business names and all or any similar or equivalent rights arising or subsisting in any country in the world;

"MODIFICATION" means changes to the Product that affect existing functionality, usually including streamlining processes, revising screens for clarity and similar changes; OFS CORPORATE SERVICES" means Corporate Travel Services processed using OFS Software;

"OFS SERVICES" means travel services, other than OFS Corporate Services processed using the OFS Software;

"OFS SOFTWARE" means the Software identified with the label "OFS" in Schedule A hereto;

"OFS TERRITORY" means the United Kingdom, Ireland, Sweden, Norway, Denmark, Finland, Estonia, Latvia and Lithuania;

"PRODUCT" means a logical grouping of Licensor's Software which is sold by a specific product name. The Products licensed under this Agreement are listed in Schedule A;

"SCHEDULE" means the Schedule(s) attached to and incorporated into this Agreement;

"SHAREHOLDERS AGREEMENT" means the Shareholders Agreement of on or about even date entered into between Hogg Robinson Plc, Hogg Robinson Services Limited, WTT UK Limited, WT Technologies Inc and the Licensee for the establishment and operation of the Licensee as a joint venture company;

"SOFTWARE" means the Products listed in Schedule A and related user and training documentation, including all Software Releases provided by Licensor from time to time;

"SOFTWARE RELEASE" means a complete or partial delivery of one or more Licensor Products, usually on magnetic media but which may be transmitted electronically at the Licensor's discretion, or otherwise as agreed between the Parties. Software Releases shall include:

     (a) Initial Software Release -- the initial delivery of the Product(s) licensed hereunder;

     (b) Upgrade Release (Upgrade) -- changes to the Product(s) delivered after the Initial Software Release.

     (c) Corrective Release (Fix) -- changes to the Product(s) delivered to correct a bug that impairs normal operation of the Product(s), which may be provided within an Upgrade or under a support agreement;

"SPECIFICATIONS" means the functional and technical specifications of the Software, to include those functional and technical specifications which are to be supplied by the Licensor within 6 months after the date of this Agreement which shall be in a form and of a standard similar to those set out in Schedule F, (if applicable). In any period during 6 months after the date of this Software License Agreement where a relevant element of Software has no specification available, the term "Specification" in respect of that element of Software shall be deemed to refer to the level of performance and functionality achieved
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     in the corresponding element of Software in use in the United States in a
     SABRE environment at that time;

     "SUPPORT AND MAINTENANCE AGREEMENT" means the document attached at Schedule C to this Software Licence Agreement;

     "TERRITORY" means the geographical areas and entities in which and to which Newco has the exclusive right to provide services using the Software, as provided in Clause 2. Reference to an entity as a "Territory" confers in itself no grant of rights in respect of the geographical area in which that entity is based;

     "TTG SOFTWARE" means the Software products set out in Schedule A hereto, other than those identified within the label "OFS";

     "VALUE ADDED TAX" means value added tax as provided for in the UK Value Added Tax Act 1994 and any other tax of a similar fiscal nature whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere;

     "WORKING DAY(S)" means days when banks in London and Atlanta are open for business excluding Saturday and Sunday;

     "WTT" means WT Technologies Inc (soon to be known as TRX Inc) with its principal place of business at 6W Druid Hills Drive, Atlanta, Georgia 30329.

1.2  In this Agreement, a reference to:

     1.2.1 a "subsidiary" or "holding company" is to be construed in accordance with Section 736 of the UK Companies Act 1985 and a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with Section 258 of the UK Companies Act 1985;

     1.2.2 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made or other thing done under the statutory provisions before the date of this Agreement;

     1.2.3 a document is a reference to that document as modified from time to time;

     1.2.4 a person includes a reference to a government, state, state agency, corporation, body corporate, association or partnership;

     1.2.5 a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

     1.2.6 the singular includes the plural and vice versa unless the context otherwise requires;

     1.2.7 a clause or schedule, unless the context otherwise requires, is a reference to a clause or a schedule of this Agreement.

1.3  The headings in this Agreement do not affect its interpretation.
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2.   LICENCE TO USE THE SOFTWARE

2.1 The Licensor hereby grants to the Licensee a perpetual, irrevocable (save as expressly provided herein), royalty bearing licence to use the TTG Software to provide services or to sub-licence the TTG Software, (only as expressly permitted under this Agreement) as follows:

     2.1.1 to third parties in Europe (as defined in Schedule D attached hereto), with such licence to be exclusive in Europe;

     2.1.2 to any entity which is at least 50% owned within the Hogg Robinson Group and is controlled by a company in the Hogg Robinson Group with the exception of Rider Canada, with such licence to be exclusive in respect of any such entity;

     2.1.3 to a member of the BTI Group outside the Americas, with such licence to be exclusive in respect of any such entity.

2.2 For the avoidance of doubt, the exclusivity granted to the Licensee under clauses 2.1.2 and 2.1.3 above does not prevent the Licensor from sub-licensing the TTG Software or from providing services using the TTG Software in the geographic areas in which the entities referred to in clauses 2.1.2 and 2.1.3 are situated with the exception of Europe. The licence granted hereunder is subject to the terms and conditions of this Agreement, including its termination provisions. The royalty payable is specified under Clause 4 of this Agreement.

2.3 The Licensor hereby grants to the Licensee a perpetual, irrevocable (save as expressly provided herein), royalty bearing licence to use the OFS Software to provide OFS Corporate Services or to sub-licence the OFS Software, (only as expressly permitted under this Agreement) as follows:

     2.3.1 to third parties in Europe (as defined in Schedule D attached hereto), with such licence to be exclusive in Europe;

     2.3.2 to any entity which is at least 50% owned within the Hogg Robinson Group and is controlled by a company in the Hogg Robinson Group with the exception of Rider Canada, with such licence to be exclusive in respect of any such entity;

     2.3.3 to a member of the BTI Group outside the Americas, with such licence to be exclusive in respect of any such entity.

2.4 For the avoidance of doubt, the exclusivity granted to the Licensee under clauses 2.3.2 and 2.3.3 above does not prevent the Licensor from sub-licensing the OFS Software or from providing services using the OFS Software in the geographic areas in which the entities referred to in clauses 2.3.2 and 2.3.3 are situated with the exception of Europe. The licence granted hereunder is subject to the terms and conditions of this Agreement, including its termination provisions. The royalty payable is specified under Clause 4 of this Agreement.

2.5 The Licensor hereby grants to the Licensee a perpetual, irrevocable (save as expressly provided herein), royalty-bearing non-exclusive licence to use the OFS Software to provide OFS Services (as defined herein) and to sub-license the OFS Software (only as expressly permitted under this Agreement), to any third party, anywhere in the world, provided that the Licensee may only perform such OFS Services wholly from a location within the OFS Territory.


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2.6  The Licensor, nor any member of the Licensor's Group shall not, nor shall license or permit any third party to carry out OFS Services from within the OFS Territory. For the avoidance of doubt, the licence granted to the Licensee under clause 2.5 above shall not prevent the Licensor from using the OFS Software to provide OFS Services to clients located anywhere in the world, including within the OFS Territory, provided that such OFS Services are provided and processed wholly from a location outside the OFS Territory.

2.7 Except as expressly provided herein (including under Clause 2.8), the Licensor shall not grant a licence of the TTG Software to or permit any third party to carry out services using the TTG Software in the Territory and neither shall the Licensor or any member of its Group provide such services or in any way exploit or commercialise the TTG Software in the Territory.

2.8 To the extent that the Licensee reasonably requires to use any part of the TTG Software for the proper provision of OFS Services, the Licensor hereby grants to the Licensee a perpetual irrevocable, (save as expressly provided herein) royalty bearing, non-exclusive licence to use such part of the TTG Software to provide such OFS Services, not withstanding that such services are performed outside the Territory granted to the Licensee under Clause 2.1. Likewise, to the extent that the Licensor reasonably requires to use any part of the TTG Software for the proper provision of OFS Services, it is permitted to use the TTG Software within the exclusive Territory granted to the Licensee under Clause 2.1, notwithstanding the exclusivity granted to the Licensee under that subclause.

2.9 Except as expressly provided herein, the Licensor shall not grant a licence of the OFS Software for the purpose of carrying out OFS Corporate Services or permit any third party to carry out OFS Corporate Services using the OFS Software in the Territory and neither shall the Licensor or any member of its Group provide such services or in any way exploit or commercialise the OFS Software in relation to OFS Corporate Services in the Territory.

2.10 The Licensor agrees with the Licensee that it will be bound by and shall comply with the obligations and restrictions placed upon WTT under Clause 10 of the Shareholders Agreement, as if it were named as WTT thereunder. To the extent that Clause 10 of the Shareholders Agreement incorporates exceptions to the restrictions placed on the Licensor and the Licensee under this Clause 2, such exceptions are deemed to be incorporated herein. Further, to the extent that the provisions of Clause 10 of the Shareholders Agreement amend or are inconsistent with the provisions of this Clause 2, the provisions of Clause 10 of the Shareholders Agreement shall prevail and shall be deemed to be incorporated herein. For the purposes of this Agreement, any deemed incorporation of a provision of the Shareholders Agreement under this Clause shall survive any termination of the Shareholders Agreement.

2.11 The licence and exclusivity granted under this Agreement applies to the Initial Software Release and all subsequent Software Releases supplied under this Agreement, including any and all Upgrade Releases provided by Licensor to Licensee which are accepted by Licensee, which shall replace the relevant part(s) of the Software previously licensed.

2.12 The exclusivity granted under this Clause 2 may be withdrawn by the Licensor in respect of all or any part of the Software, in the circumstances provided for under Clauses 16.4.4(a) and 16.4.7 and 16.4.8 of the Shareholders Agreement.

2.13 Notwithstanding the exclusivity granted to the Licensee under Clause 2.1, the Licensor a member of Licensor's Group may continue to support any sub-licences granted and bureau

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          services provided by ICC under contracts in existence at the date of this Agreement, provided that the Licensor shall not permit ICC to enter into any new-licences or service bureau agreements after the date hereof and provided further that the Licensor shall deliver to the Licensee a schedule of such ICC sub-licences/service bureau agreements within 30 days of the date hereof.


  2.14 The Licensor shall provide and license to the Licensee such know-how as the Licensee agrees with the Licensor shall be provided and licensed in order to install the Software and commence operation of the systems and during the implementation of any new Product. Each party shall bear all its costs and expenses in any such provision and licensing of know-how to it by the Licensor unless otherwise agreed in writing by the Parties.

  2.15 The Licensor shall provide the Licensee with technical support or education services for the Software licensed in this Agreement pursuant to the Support and Maintenance Agreement.

  2.16 Subject to clause 14.5 hereunder the Licensee may not, and shall procure that sub-licensees do not, sub-license, lease or assign any of the Software or Products for money or any other consideration or free of charge, except with the express prior written consent of the Licensor, provided that the Software and/or Products set out at Schedule G (as amended from time to time by the written agreement of the Parties) may be sublicensed by the Licensee without the prior written consent of the Licensor.

  2.17 The Licensee shall ensure that the sub-licence of any Software permitted under this Software Licence Agreement shall be subject to the express condition that any end-user of properly sublicensed Software which conducts business as a travel agent or agency may not sublicense such Software to any other travel agent or agency other than such travel agent's subsidiaries or affiliates within the same Group. The Licensee may permit such travel agents to sub-license the Software to its franchisees, only with the consent of the Licensor such consent being deemed to be granted in respect of any sub-licences granted by the Hogg Robinson Group to its current franchisees at the date of execution of this Agreement and as agreed from time to time thereafter. Any sub-licence of the Software by the Licensee shall be on the terms of the sub-licence contained in Schedule B unless otherwise agreed in writing between the Parties. In the event of any conflict between the terms of this Agreement and the sub-licence terms, the terms of this Agreement shall prevail.

  3.      THE LICENSOR'S RIGHTS IN THE SOFTWARE

  3.1 The Licensee acknowledges that the Software and all Intellectual Property rights therein are proprietary to the Licensor or its licensors and protected by copyright law and international treaty. The Licensee acquires only the exclusive right to use the Software within the Territory. Except as stated in this Agreement, the Licensor is not transferring any rights of copyright or ownership of any Intellectual Property in the Software or related documentation to the Licensee. Licensor shall at all times retain all rights, title and interest in the Software related documentation and any derivatives thereof.

  3.2 The Licensee undertakes not to cause or permit the reverse engineering, disassembly, or decompilation of the Software, except to reproduce machine-readable object code portions for backup purposes and installation of new releases of Software and except as provided under section 50B of the Copyright, Designs and Patents Act 1988. The Licensee will not copy or permit any of the Software to be copied by any means, except for bona fide internal security, installation, or backup purposes as provided under section 50A of the Copyright,

          Designs and Patents Act 1988, or for reasonable operational purposes (provided always that where copied for such reasonable operational purposes such copying shall be pursuant to a reasonable operational requirement upon the Licensee and shall be done only where strictly necessary and in good faith). Any copies made shall include all copyright or proprietary notices. The restrictions in this clause are imposed under penalty of termination but not exclusive of Licensor's other remedies.

3.3 Copyright subsists in all Software including documentation and the Licensee will not delete, remove, alter or conceal any proprietary marks, notices or restrictions on the Software unless otherwise agreed in writing between the Parties.

3.4 The Licensee will inform all relevant employees, agents, sub-contractors and sub-licensees that the Software constitutes the Licensor's or its licensors' confidential information, and that all Intellectual Property rights in it belong to Licensor or its licensors, and the Licensee will take all necessary steps to ensure that the Licensee's employees agents, sub-contractors and sub-licensees comply with the provisions of this clause.

3.5 The Licensee agrees to indemnify the Licensor in respect of any losses or expenses incurred by the Licensor as a result of the Software being obtained by any third party whether through deliberate misuse of the Software object codes by the Licensee or through the breach by the Licensee of this Agreement or through wilful negligence.

4.        ROYALTY CHARGES AND PAYMENT

4.1 Use of the Software is conditional on payment by the Licensee of the royalty. The royalty payable for use of the Software shall reflect the fair market value of the licence granted hereunder. The parties shall use all reasonable endeavours to agree on the amount of the royalty by 1 April 2000. In the event that the parties fail to agree on the amount of the royalty by such date, either party may refer the matter to an independent expert for determining the amount of the royalty.

4.2 The royalty and all the Licensor's charges in respect of any services rendered by it are exclusive of Value Added Tax and any similar taxes. All such taxes are payable by the Licensee and will be applied in accordance with UK legislation in force at the tax point date.

4.3 Subject to Clause 4.1, all invoices will be payable within 30 days from the invoice date. Payments which are not received within 30 days from the invoice date will be considered overdue and will remain payable by the Licensee and the Licensor shall be entitled to charge interest for late payment from the date payable at the rate of 2% above Barclays Bank Plc Base Rate both after and before any judgement. This interest will accrue on a daily basis and be payable on demand. If, after a written reminder by the Licensor, any invoice remains payable after 60 days from the date of invoice without escalation to the Management Representatives, the Licensor may at any time thereafter terminate this agreement upon written notice to the Licensee without prejudice to its remaining rights hereunder.

4.4 If the Licensor becomes entitled to terminate this Agreement for any reason, any sums then due by the Licensee to the Licensor will immediately become payable in full.

5.        SOFTWARE WARRANTY

5.1 The Licensor warrants to the Licensee that it has the right to license the Software as provided in this Agreement. The Licensor warrants that for a period six months from Delivery of the
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     Initial Software Release to Licensee, or from the date of Delivery of a subsequent Upgrade Release only where such Upgrade Release constitutes a major version release evidenced by the attachment to such Upgrade Release of a new Product version number ("the Warranty Period"), the Software shall operate substantially in accordance with the Specifications including any subsequent Modifications to the Specifications agreed to by both parties. The Licensor warrants that upon Delivery to the best of its knowledge the Software shall be free of any and all "time bombs" or disabling mechanisms and the Licensor agrees to pay for any data lost as a result of the same. The Licensor further warrants that its quality testing procedures include testing for software viruses using such virus testing utilities as are agreed from time to time. If during the Warranty Period, the Software does not operate substantially in accordance with the Specifications and if the Licensor is unwilling or unable to correct all material deficiencies, incompatibilities, defects or errors identified in the Software within a reasonable time frame acceptable to both parties, the Licensor may provide the Licensee with a modified version of the Software that does not contain such material deficiencies, incompatibilities, defects or errors. In the event that the Licensor is unable to correct all material deficiencies, incompatibilities, defects or errors, either through remedial action or the provision of a new copy of the Software the Licensor shall be in material breach of this Agreement. Without prejudice to the other remedies of the Licensee hereunder and elsewhere, the Licensor shall immediately refund to the Licensee the related royalty paid by the Licensee for the Software.

5.2 The Licensee shall notify the Licensor in writing of failure of the Software to operate in conformity with the Specifications within 10 (ten) Working Days following discovery thereof. Provided that the Licensee notifies the Licensor of such failure prior to expiration of the Warranty Period, the Licensor will investigate and take corrective action in respect of material non-conformities as expeditiously as is possible in the circumstances. If any Software fails to operate in accordance with the Specifications, the Licensor will use all reasonable efforts to correct the Software so that it will operate substantially in accordance with the Specifications. If the Licensor determines that the reported error non-conformity is not due to any error or defect in the Software supplied by the Licensor and is not due to any other fault or negligence of the Licensor or its supplier, the Licensee shall compensate the Licensor for its services on a time and materials basis at the Licensor's reasonable rates.

5.3 Licensor further warrants that the disks (if any) on which the Software is provided will be free from defects in materials and workmanship under normal use and service during the Warranty Period.

5.4 This clause constitutes the only warranty provided by the Licensor in respect of the Software and the Licensor's obligations set out in this Agreement replace all undertakings, guarantees, and warranties, express or implied, in law or otherwise, including any warranty of satisfactory quality or fitness for a particular purpose, which the Licensee must have sole responsibility for determining. Without prejudice to the warranty given by the Licensor hereunder, the Licensee acknowledges in this connection that:

          (a) The Software cannot be tested in advance in every possible operating combination and environment;

          (b) It is not possible to produce Software known to be error-free in all circumstances;

          (c)  Not all errors can be rectified.

5.5 The Licensor shall not be liable to the Licensee for any claim or defect arising from (i) any alteration or modification of any Software which is not provided or approved by Licensor; (ii) problems with the Licensee's equipment or with other software not provided by Licensor; (iii) any other cause beyond Licensor's control.

5.6 EXCEPT AS EXPRESSLY PROVIDED IN THIS CLAUSE, NO EXPRESS OR IMPLIED WARRANTY IS MADE BY LICENSOR WITH RESPECT TO THE PRODUCTS, ANY SOFTWARE RELEASE, THE DOCUMENTATION OR ANY OTHER MATTER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE. WITHOUT PREJUDICE TO THE WARRANTY GIVEN IN CLAUSE 5.1 THAT THE SOFTWARE WILL OPERATE SUBSTANTIALLY IN ACCORDANCE WITH THE SPECIFICATIONS, AS THE SAME MAY BE MODIFIED BY AGREEMENT, THE LICENSOR DOES NOT WARRANT THAT ALL ERRORS IN THE SOFTWARE CAN OR WILL BE CORRECTED.


5.7 The Licensee warrants to the Licensor that it will treat the Software as Confidential Information (as provided in Clause 13).

6.   INTELLECTUAL PROPERTY RIGHTS INDEMNITY

6.1 Subject to the terms of this clause, and at the Licensor's own expense, the Licensor will defend or cause to be defended or, at the Licensor's option, settle any claim or action brought against the Licensee in respect of any claimed infringement of any Intellectual Property right by the Software or by the grant of this License ("Claim"). Subject to the other conditions of this clause, the Licensor will indemnify the Licensee against any liability, damage or expense with respect to any Claim, provided that the
     Licensee:

          (a) Notifies the Licensor promptly in writing of the Claim immediately on becoming aware of it;

          (b) Grants sole control of the conduct of the defence, settlement or appeal of the Claim to Licensor;

          (c) Gives the Licensor complete and accurate information to the best of its knowledge and full co-operation and assistance to enable the Licensor to settle or defend the Claim; and

          (d) Has complied fully with the terms of this Agreement.

     If the Licensee desires to have separate legal representation in any such Claim, the provisions of this clause shall not prevent Licensee's participation with Licensor in the Claim, provided that Licensee will be responsible for the costs and fees of its separate legal representation, and provided that Licensor shall continue to have full control of the conduct of the Claim.

6.2 The Licensor shall have no liability under this clause for any alleged or actual infringement arising from

          (a) The combination of the Software with any other software not supplied by Licensor; or

          (b) The modification or alteration of the Software unless the modification or alteration was made, supplied or approved expressly by Licensor.

6.3 If any part of the Software should become the subject of any Claim, or if a court judgement is made that the Software does infringe, or if the use or licensing of any part of the Software is restricted, the Licensor shall, at the Licensor's option and expense:

          (a) Either obtain or procure for the Licensee the right to continue to use the Software; or

          (b) Replace or modify the Software so that it becomes non-infringing, but substantially functionally equivalent; or

          (c) If the use of the Software is prevented by permanent injunction and neither of the above options (a) or (b) is reasonably possible or effective, the Licensor shall accept its return and terminate the Agreement and refund to the Licensee an amount equal to the sum paid by the Licensee for the Product or Software Release, without prejudice to any other right the Licensee shall have under this Agreement.

6.4 In no circumstances will the Licensor be liable for any costs or expenses incurred by the Licensee without the Licensor's written authorisation.

7.   LIMITATION OF LIABILITY

7.1 The Licensee agrees that the Licensee has accepted these terms and conditions in the knowledge that the Licensor's liability is limited and that the licence fee and charges payable have been calculated accordingly.

7.2 The Licensor's total liability arising in connection with this Agreement (including liability for interest and costs) will not exceed in aggregate the total licence fee paid by the Licensee under this Agreement except in the case of liability for death or personal injury caused by the Licensor's negligence, which will not be subject to a financial limit.

7.3 Except as expressly stated in this clause and elsewhere in this Agreement, any liability by the Licensor for any breach of this Agreement will be limited in the aggregate of damages, costs, fees and expenses to the total licence fees paid or due to be paid by the Licensee under this Agreement. For the avoidance of doubt, the limitation contained in this Clause shall not apply to the indemnity given by the Licensor under Clause 6, subject to its terms.

7.4 Except as expressly stated in this Agreement, neither the Licensor nor its officers, employees, agents or sub-contractors shall be liable to the Licensee in connection with the Licensor's performance of this Agreement or the Licensee's use of the Software. In no event will the Licensor, its officers, employees, agents or sub-contractors be liable to the Licensee for special, indirect or consequential damages arising out of this Agreement or the breach thereof, or arising out of the Licensee's possession of, use of or inability to use the Software or any part thereof, including but not limited to any damages for loss of profits or arising from loss of data or unfitness for use even if that loss or damage was reasonably foreseeable or either party was aware of the possibility of that loss or damage arising, and whether such damages are based in contract, tort, negligence, strict liability or otherwise.

8.   TERM, TERMINATION AND EFFECTS OF TERMINATION

8.1 This Agreement shall be effective on the Effective Date and shall continue indefinitely unless terminated as provided in this Clause.

8.2 This Agreement shall terminate upon the splitting of the assets of Newco, as provided under Clause 17.5 of the Shareholders Agreement and shall be replaced by a non-exclusive licence of the Software, to be granted to the successor company/ies of the relevant assets.

8.3  This Agreement may be terminated immediately by notice in writing:

          (a) By the Licensor, for the Licensee's material breach in the circumstances set out in Clause 4.3;

          (b) By either of the Licensor or Licensee if the other party is in material breach of any of its obligations under this Agreement (other than under Clause 8.2(a) above and fails to remedy the breach (if capable of remedy) within a period of 30 days after written notice of such breach.

          (c) By either of the Licensor or Licensee if the other party is involved in any legal proceedings concerning its solvency, or ceases trading, or commits an act of bankruptcy or is adjudicated bankrupt or enters into liquidation, whether compulsory or voluntary, other than for the purposes of an amalgamation or reconstruction, or makes an arrangement with its creditors or petitions for an administration order or has a receiver or manager appointed over all or any part of its assets or generally becomes unable to pay its debts within the meaning of Section 123 or Section 268 of the Insolvency Act 1986 or equivalent circumstances occur in any other jurisdiction.

8.4 Any termination of this Agreement will be without prejudice to any other legal remedies, accrued rights or outstanding liabilities of either of the parties at the date of termination.

8.5 If this Agreement is terminated for any reason, the Licensee shall satisfy the Licensor that the Licensee has ceased to use the Software and has deleted the Software and all copies of any part of the Software from the Licensee's systems and that the Licensee can no longer reproduce the Software in any way, and the Licensee shall return to the Licensor immediately all related documentation or other tangible property in the Licensee's possession belonging to Licensor, including all copies of the Products or Software Releases.

8.6 Such provisions of this Agreement as are required to survive its termination or expiry in order to give full force and effect to the rights and obligations of the parties hereunder shall be deemed to so survive.

9.   ESCROW

     The parties shall use their best endeavours to enter into the Escrow Agreement in the form set out in Schedule E hereto within 30 days of the date of this Agreement, provided that no changes shall be made to the form of the Escrow Agreement save such as are strictly necessary to satisfy the requirements of Fort Knox as contracting party to that document and on extension shall be permitted to the 30 day period save as is strictly necessary to accommodate the requirements of Fort Knox.

10.  NON-SOLICITATION

     During the Term neither party shall employ, solicit or make any offers to employ any employees used by the other in connection with the performance of the Services, without the prior written consent of the other, which consent shall not be unreasonably withheld. The non-breaching party shall be entitled, in addition to any other remedies it may have at law or in equity, to a payment from the party in breach of this Clause in an amount equal to three months' salary of any employee that party employs, solicits or offers to employ in breach of this Clause.

11.   JOINT OVERSIGHT COMMITTEE

11.1 JOC Procedures: The following representatives will comprise a joint oversight committee (the "JOC") which will meet as agreed necessary. The functions of such committee, among other things, will be to provide Product direction, review and analyze changed in the market, prioritize resources to improve performance of the parties' obligations hereunder, review and analyze the performance of the parties, and to review recommendations and suggestions to enhance the performance of the Products.

      Licensor Designees(2):  Scott Hancock         Steve Reynolds
      Licensee Designees(2):  Bill Brindle          Tony Berry

11.2 If a JOC Member resigns or leaves its employer, the party with a vacancy will promptly appoint a replacement.

11.3 JOC Procedures: All actions of the JOC will be subject to the following process:

      11.3.1 An equal number of appointed representatives from each party must be in attendance for the JOC to conduct a meeting.

      11.3.2 Each party hereby appoints the following individual as its Management Representative for purposes of this Agreement:

               Licensor:    Trip Davis
               Licensee:    Chris Fry

      11.3.3   Thirty (30) days prior to replacing its Management
               Representative, HR or Newco, as the case may be, shall notify the other in writing identifying its proposed replacement.

12.   DISPUTE RESOLUTION

12.1 Initial Procedures: The parties shall make all reasonable efforts to resolve all disputes without resorting to litigation. If a dispute arises between the parties, the JOC Representatives will attempt to reach an amicable resolution. If either JOC Representative determines that an amicable resolution cannot be reached, such JOC Representative shall submit such dispute in writing to the Management Representatives (a "Dispute Notice"), who shall use their best efforts to resolve it or to negotiate an appropriate modification or amendment.

12.2 Escalation: Except as otherwise provided in this Agreement, neither party shall be permitted to bring proceedings against the other (save for injunctive relief) until the earlier of (i) the date that, after commencing good faith negotiations, either of the Management Representatives concludes in good faith that resolution of the dispute through continued negotiation is unlikely, or (ii) sixty days from the date of submission of a Dispute Notice by either party.

12.3 Arbitration: If the parties are unable to reach a resolution of any matter within the negotiating procedures outlined herein, either party may submit this matter to arbitration under the Rules of the American Arbitration Association. If the parties resort to arbitration, no arbitrator shall be entitled to award punitive damages.

13.    CONFIDENTIALITY

13.1   The Receiving Party shall:

       13.1.1  keep the Confidential Information confidential;

       13.1.2 not disclose the Confidential Information to any person, other than in accordance with this clause 13, unless it first obtains the Disclosing Party's written consent; and

       13.1.3 not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement or, in the case of Licensee, the use, management, support, maintenance or development of the Custom Software.

13.2 The Licensee may disclose Confidential Information to its employees, the other members of Licensee's Group (and their employees) and to third parties (and their employees) contracted (or with whom Licensee is negotiating with a view to contracting) to provide auditing, hardware or software facilities management, support, maintenance or development services to any member of Licensee's Group, to the extent reasonably necessary for the purposes of this Agreement.

13.3 During the term of this Agreement the Licensor may disclose Confidential Information to its employees and to the Licensor's Group and its employees to the extent reasonably necessary for the purposes of this Agreement.

13.4 The Receiving Party shall ensure that each person who receives Confidential Information pursuant to clause 13.2 (a "Recipient") is made aware of and complies with all the Receiving Party's obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

13.5 The Receiving Party may disclose Confidential Information where disclosure is required by law, a court of competent jurisdiction or by a regulatory body with authority over its business, provided that the Receiving Party gives the Disclosing Party reasonable notice of the disclosure.

13.6 The obligations contained in this Clause do not apply to Confidential Information which:

       13.6.1 is at the date of this Agreement within or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient;

       13.6.2 can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

       13.6.3 subsequently comes lawfully into the possession of the Receiving Party from a third party.

13.7 For the purposes of this clause, "Confidential Information" means all information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one party (the "Disclosing Party") to the other party ( the "Receiving Party") whether before or after the date of this Agreement including, without limitation, any information relating to the Disclosing Party's products, operations, processes, plans or intentions, product information, Intellectual Property Rights, market opportunities and business affairs or those of its customers, clients or other contacts.

14.  GENERAL PROVISIONS

14.1 Entire Agreement and Variations

     This Agreement including the Schedules constitutes the entire agreement between the parties relating to the Software. Each party confirms that it has not relied upon any representation not recorded in this Agreement as an inducement to enter into this Agreement. No variation of these terms and conditions will be valid unless confirmed in writing by authorised signatories of both parties. This Agreement shall be binding upon the successors and assigns of the parties hereto.

14.2 Severability

     If any of the provisions of this Agreement is judged to be illegal or unenforceable, the continuation in full force and effect of the remainder of them will not be prejudiced.

14.3 Waiver

     No forbearance or delay by either party in enforcing its respective rights will prejudice or restrict the rights of that party, and no wavier of any rights or of any breach of any terms of this contract will be deemed to be a waiver of any other right or of any later breach.

14.4 Independent Contractors

     The relationship between parties is that of independent contractor. Neither of the parties is agent for the other, and neither of the parties has any authority to enter into any contract, whether expressly or by implication, in the name of the other party, without that party's prior written consent.

14.5 Assignment

     Neither party will assign this Agreement or any benefits or interests arising under this Agreement without the prior written consent of the other party.

14.6 Notices

     Notices under this Agreement shall be deemed given when delivered by hand, on the fifth business day after such notice is deposited in the mail, registered or certified, return receipt requested, postage prepaid, or sent via facsimile to the following address:

     TECHNOLOGY LICENSING COMPANY, LLC            FORTDOVE LIMITED (OR SUCH NAME

      6 W. Druid Hills Drive                by which the company is later known)
      Atlanta                               Abbey House
      Georgia                               282 Farnborough Road
      30329                                 Farnborough
                                            Hants GU14 7NJ
      --------------------------------      ------------------------------------
      Attention: Trip Davis (to be          Attention: Company secretary
      copied to Ralph Manaker at
      World Travel Partners)

      Either party may change its address by giving the other written notice of the new address.

14.7  FORCE MAJEURE

      14.7.1 If a party (the "Affected Party") is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event:

              14.7.1.1 the Affected Party's obligations under this Agreement are suspended while the Force Majeure Event continues and to the extent that it is prevented, hindered or delayed;

              14.7.1.2 as soon as reasonably possible after the start of the Force Majeure Event the Affected Party shall notify the other party in writing of the Force Majeure Event, the date on which the Force Majeure Event started and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

              14.7.1.3 the Affected Party shall make all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement; and

              14.7.1.4 as soon as reasonably possible after the end of the Force Majeure Event the Affected Party shall notify the other party in writing that the Force Majeure Event has ended and resume performance of its obligations under this Agreement.

      14.7.2 If the Force Majeure Event continues for more than three months starting on the day the Force Majeure Event starts, a party may terminate this Agreement by giving not less than 30 days' written notice to the other party.

      14.7.3 In this clause, "Force Majeure Event" means an event beyond the reasonable control of the Affected Party including, without limitation, act of God, war, riot, civil commotion, malicious damage, compliance with a law or governmental order, rule, or regulation, an accidental breakdown of plant or machinery not due to the negligence of the Affected Party, fire, flood and storm.

14.8 GOVERNING LAW AND JURISDICTION

     This agreement shall be governed by and construed according to the laws of the State of Georgia of the United States of America, without regard to its choice of laws provisions.

15.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement.

                       SCHEDULE A: THE SOFTWARE PRODUCTS

                     SCHEDULE B: FORM END USER SUB-LICENSE

                 SCHEDULE C: SUPPORT AND MAINTENANCE AGREEMENT

                        SCHEDULE D: DEFINITION OF EUROPE

                           SCHEDULE F: SPECIFICATIONS

                         SCHEDULE G: SOFTWARE/PRODUCTS
                             CAPABLE OF SUBLICENSE

IN WITNESS WHEREOF the undersigned as duly authorised representatives of the parties to this Agreement have entered into this Agreement as of the date written above.



-------------------------


FOR AND ON BEHALF OF

TECHNOLOGY LICENSING COMPANY, LLC



Name:  /s/ Ralph Manaker
     --------------------


Date:
     --------------------


-------------------------


FOR AND ON BEHALF OF

FORTDOVE LIMITED



Name:  /s/ Ralph Manaker
     --------------------


Date:
     --------------------